UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2011

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K that Glu Mobile Inc. ("Glu") filed with the Securities and Exchange Commission on August 2, 2011 (the "Original 8 K"), on August 2, 2011, Glu completed the acquisition of Griptonite, Inc., a Washington corporation ("Griptonite") and formerly a wholly owned subsidiary of Foundation 9 Entertainment, Inc., a Delaware corporation ("Parent"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among Glu, Granite Acquisition Corp., a Washington corporation and wholly owned subsidiary of Glu ("Sub"), Parent and Griptonite. Pursuant to the terms of the Merger Agreement, Sub merged with and into Griptonite in a statutory reverse triangular merger (the "Merger"), with Griptonite surviving the Merger as a wholly owned subsidiary of Glu. Griptonite, which is based in Kirkland, WA, is a developer of games for the Xbox 360, Wii, DS, PSP and iPhone platforms.

In connection with the Merger, Glu issued to Parent, as Griptonite’s sole shareholder, in exchange for all of the issued and outstanding shares of Griptonite capital stock, a total of 6,106,015 shares of Glu’s common stock (the "Closing Shares"), of which 600,000 shares will be held in escrow for 15 months to satisfy indemnification claims under the Merger Agreement. In addition, Glu may be required to issue additional shares of its common stock ("Additional Shares") (i) in satisfaction of indemnification obligations in the case of breaches of its representations, warranties and covenants or (ii) pursuant to a working capital adjustment that may take place after Glu files an amendment to the Original 8-K to file certain audited financial statements of Griptonite.

On August 15, 2011, Glu and Parent entered into an amendment to the Merger Agreement (the "Amendment") in order to limit the maximum possible number of Additional Shares that may be issued, in the aggregate, to Parent under the Merger Agreement such that, combined with the Closing Shares, they collectively represent less than 20% of the total shares of Glu common stock that were outstanding immediately prior to the Closing of the Merger (the "Maximum Issuance Amount"). To the extent that Glu would have otherwise been required to issue shares of its common stock to Parent under the Merger Agreement in excess of the Maximum Issuance Amount (such excess amount, the "Excess Shares"), Glu will instead deliver to Parent an amount of cash equal to the value of the Excess Shares (as determined in the Merger Agreement) in satisfaction of its obligations. Glu and Parent entered into the Amendment in order to ensure that Glu remains in compliance with the rules and regulations of The NASDAQ Stock Market which require a company to obtain shareholder approval prior to issuing securities in connection with the acquisition of the stock or assets of another company if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

The above description of the Amendment is qualified in its entirety by reference to the copy of the Amendment which is filed as Exhibit 2.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

2.01 Amendment to Agreement and Plan of Merger, dated as of August 15, 2011, by and between Glu and Parent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

August 15, 2011	By:	/s/ Niccolo M. de Masi

Name: Niccolo M. de Masi
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.01	Amendment to Agreement and Plan of Merger, dated as of August 15, 2011, by and between Glu and Parent